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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): JULY 17, 2001

                                   CONOCO INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 1-14521                              51-0370352
    (State or other jurisdiction of                   (Commission                         (I.R.S. Employer
            incorporation)                           File Number)                        Identification No.)


                          600 NORTH DAIRY ASHFORD ROAD
                              HOUSTON, TEXAS 77079
              (Address of principal executive offices and zip code)

        Registrant's telephone number, including area code: 281-293-1000


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ITEM 5.  OTHER EVENTS

         On July 17, 2001, Conoco Inc. (the "Company") announced that its Board of Directors has approved, and recommended to the Company's stockholders for approval, the elimination of the Company's dual class capital structure by combining the Company's Class A common stock and Class B common stock into a single class of new common stock on a one-for-one basis. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

         The transaction is subject to the approval of the Company's Class A common stockholders and Class B common stockholders voting together as a single class, and to the approval of the Class B common stockholders voting as a separate class. The Company intends to call a special meeting as soon as practicable to obtain the approval of its stockholders. After the transaction, the holders of the new common stock will have one vote per share on all matters submitted to a stockholder vote. Class B stockholders currently have five votes per share.

         The Company's current dual class structure was established in connection with its 1998 initial public offering of Class A common stock. At the time of the initial public offering, the Company's former sole stockholder, E.I. du Pont de Nemours and Company ("DuPont"), retained ownership of all of the Class B common stock, representing approximately 92 percent of the voting power and 72 percent of all outstanding Conoco stock. Such Class B common stock was subsequently distributed to the DuPont stockholders. DuPont received a ruling from the Internal Revenue Service that the distribution would be tax free to DuPont and its stockholders. DuPont recently received a supplemental ruling from the Internal Revenue Service confirming that the proposed combination would not affect the prior ruling.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         99.1     --  Press release dated July 17, 2001




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CONOCO INC.



                                       By: /s/ Robert W. Goldman
                                          --------------------------------------
                                          Name:  Robert W. Goldman
                                          Title: Senior Vice President, Finance,
                                                 and Chief Financial Officer


Date:  July 17, 2001



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                               INDEX TO EXHIBITS


EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ---------------------

   99.1           Press release dated July 17, 2001